Exhibit 10.3

SUPPLY AGREEMENT

This Supply Agreement ("Agreement") has been made on the 1st day of January 2017 ("Effective Date") by and between

Biofrontera Pharma GmbH, a company with its head office at Hemmelrather Weg 201, D-51377 Leverkusen, Germany (hereinafter called "BIOFRONTERA") and

Midas Pharma GmbH, a company with its head office at Rheinstr. 49, D-55218 lngelheim, Germany (hereinafter called "MIDAS")

PREAMBLE

WHEREAS, MIDAS has developed and holds a European Active Substance Master File (ASMF) and a US Drug Master File (DMF) for the active pharmaceutical ingredient 5-Aminolevulinic acid Hydrochloride that is currently manufactured on behalf and order of MIDAS at a third party contract manufacturing organization; and

WHEREAS, BIOFRONTERA is in possession of a registration dossier for a finished pharmaceutical form with the active substance 5-Aminolevulinic acid Hydrochloride that refers, among others, to the ASMF and DMF of MIDAS; and

WHEREAS, BIOFRONTERA is willing to purchase the active pharmaceutical ingredient from MIDAS and

WHEREAS, MIDAS is willing to supply the active pharmaceutical ingredient to BIOFRONTERA or, upon request of BIOFRONTERA, directly to its contract manufacturers; and

WHEREAS, BIOFRONTERA and MIDAS signed a binding Letter or Intent (LoI) on 29 December 2012, that sets forth several rights and obligations of MIDAS and BIOFRONTERA, respectively, to be incorporated into this Agreement.

NOW THEREFORE, in consideration of the foregoing recitals, which are expressly incorporated into the body of this Agreement, the Parties mutually agree as follows:

1.	DEFINITIONS

1.1	"Active Substance Master File" or "ASMF" shall mean the drug master file formerly known as European Drug Master File (EDMF) as specified in the European Medicines Agency's Guideline on Active Substance Master File Procedure, and in Annex I to Directive 2001/83/EC as amended Part I, 3.2 Basic principles and requirements, (8) Active Substance Master File (for Human medicinal products).

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

1.2	“Agreement” shall mean this Supply Agreement between BIOFRONTERA and MIDAS.

1.3	"Affiliate(s)" shall mean with respect to either Party, any person, partnership, corporation, organization or entity that directly or indirectly controls or is directly or indirectly controlled by or is under common control with such Party. A person or entity shall be regarded as controlling entity, if (i) it owns more than fifty percent of the voting stock or other ownership interest of such other entity; or (ii) it directly or indirectly possesses sufficient authority to direct the adoption and I or execution of the policies, management or operations of such entity by any means whatsoever.

1.4	"Annual Minimum Amount" shall mean at least [***] of the annual purchasing requirements of the AP! by BIOFRONTERA.

1.5	"API" shall mean the active pharmaceutical ingredient 5-Aminolevulinic acid Hydrochloride as manufactured by the MANUFACTURER and supplied by MIDAS.

1.6	"APPROVED COMPETITOR" shall mean a competitor comparable to the MANUFACTURER, that manufactures in compliance with GMP and is accepted by the competent Health Authorities in the EU or US.

1.7	"Confidential Information" shall mean all written information provided by MIDAS to BIOFRONTERA or by BIOFRONTERA to MIDAS and with regard to the API or the PRODUCT. The term "Confidential information" as used herein shall also include all terms and conditions of this Agreement.

1.8	"Drug Master File" or "DMF" shall mean the drug master file used for active pharmaceutical ingredients in the United States of America as specified by the U.S: Food & Drug Administration (FDA) of the U.S. Department of Health and Human Services,

1.9	"Effective Date" shall mean the date first written above.

1.10	"Health Authorities" shall mean any health authority in a given country, responsible for the evaluation of the registration dossier and the grant of the Marketing Authorisation for the PRODUCT.

1.11	"Initial Contractual Period" shall have the meaning given to it in Section 14.1.

1.12	"MANUFACTURER(S)" shall mean the manufacturer of the API as contracted by MIDAS and named in the ASMF or DMF, being [***].

1.13	"Marketing Authorisation" shall mean any authorisation, which is legally required under applicable laws, regulations or administrative decisions, to launch the PRODUCT in a given country.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

1.14	"Material Breach" shall mean any breach of this Agreement by one Party which, considering the nature and purpose of the Agreement, makes the continuation of this contractual relationship unreasonable for the non-breaching Party.

1.15	"Minimum Quantity" shall have the meaning given to it in Section 5.2 and Annex B.

1.16	"Party" shall mean each of the contracting parties, BIOFRONTERA and MIDAS separately, whereas "Parties" shall mean all of the contracting parties together.

1.17	"PRODUCT" shall mean a semisolid formulation for topical use with the API as one/as the main active ingredient as developed by BIOFRONTERA.

1.18	"Quality Agreement" shall mean a separate agreement between MIDAS governing, without limitation, cGMP and quality issues involved in the manufacture and control of the API and testing and release of the API for sale. The Parties agree to sign and execute the Quality Agreement prior to the first commercial supply of the API to BIOFRONTERA.

1.19	"SPECIFICATION" shall mean the specification of the API according to the current Certificate of Suitability (CEP) and/or Marketing Authorisation of the PRODUCT as stipulated in detail in the corresponding Quality Agreement.

1.20	"Third Party" shall mean any person or entity not being MIDAS or one of its Affiliates or BIOFRONTERA or one of its Affiliates.

1.21	"Working Day" shall mean each Day from Monday to Friday, except for national public holidays in Germany, Italy and India.

1.22	Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

a)	The singular includes the plural and conversely.

b)	A gender includes all genders.

c)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

d)	A reference to an agreement or document (including, without limitation, a reference to this Agreement) is to the agreement or document as amended, varied, supplemented or replaced, except to the extent prohibited by this Agreement or that other agreement or document.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

2.	SUBJECT OF THIS AGREEMENT

2.1	BIOFRONTERA contracts MIDAS with the supply of the API in accordance with the terms and conditions of this Agreement.

2.2	MIDAS accepts such appointment.

2.3	Both Parties agree to perform their respective obligations under this Agreement in accordance with the terms and conditions set forth herein and in accordance with all applicable national and European laws, regulations or directives.

3.	EXCLUSIVITY OF SUPPLY

3.1	For the entire term of the Initial Contractual Period, Midas shall refrain from selling API to any Third Party within [***]. MIDAS will ensure that the commercial contract between MIDAS and MANUFACTURERs contains an exclusivity clause in accordance with this contract. Notwithstanding the provisions of this Section 3.1 above, MIDAS shall be entitled to (i) sell the API to Third Parties for use in the finished pharmaceutical product with the brand name [***] or for use in a generic version of [***], and (ii) to use and sell the API for an own development and the commercialization of a generic version of [***],

3.2	As consideration for the exclusive supply of API to BIOFRONTERA for use in the Field of Use, BIOFRONTERA shall pay to MIDAS a [***]. Each lump sum payment shall be due [***].

3.3	Provided that BIOFRONTERA purchases within a calendar year of the Initial Contractual Period more quantities of API than the Minimum Quantity then the lump sum payable by the 15th of December for the same year will be reduced by [***].

For sake of clarity; if BIOFRONTERA purchases [***] (or more) in one calendar year in addition to the Minimum Quantity then the lump sum in this (same) calendar year as stipulated in Clause

3.2 above will be reduced to zero. Any quantity between [***] will reduce the lump sum partly.

3.4	After the Initial Contractual Period, the marketing restriction clause according to Clause 3.1 and the lump sum payment according to 3.2 will cease, if not otherwise agreed between the Parties prior to the expiry of the Initial Contractual Period.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

4.	OBLIGATIONS AND RIGHTS OF MIDAS

4.1	MIDAS' obligation shall be the supply of the API, as manufactured by the MANUFACTURER [***], free of defects, in the agreed upon time and quantity and in accordance with the SPECIFICATION and the ASMF and DMF. Supply of API from any different MANUFACTURER than [***] shall only be conducted upon prior mutual consent between the Parties. At the time of delivery of the API to the first carrier in accordance with incoterms 201O CPT, the API remaining re-test period for the API shall not be less than two years and shall be extended by another year upon availability of 48 months stability data from the ongoing ICH stability program.

4.2	Without assuming any liability towards BIOFRONTERA for a successful qualification, MIDAS develops [***] as alternative qualified manufacturing site. Within the year 2016 at least three (3) validation batches of approximately [***] are planned for production and a stability programme is planned to be initiated with the aim to have the documentation including stability data relevant for the registration of [***] as manufacturing site with EMA and US-FDA available by beginning of 2017. MIDAS will as soon as possible provide BIOFRONTERA with quantities of [***] from three different validation batches for the manufacture of PRODUCT in order to generate appropriate stability data for the submission of the change/variation in order to qualify [***] as API MANUFACTURER for PRODUCT. Upon successful validation and registration of the new MANUFACTURER [***] with the competent authorities, the validation batches (part of the Minimum Quantity and not exceeding the Minimum Quantity per annum) will be sold by MIDAS as commercial batches of API to BIOFRONTERA in 2017.

4.3	Unless already provided by MIDAS at the Effective Date, MIDAS shall provide BIOFRONTERA with all data and documentation necessary to enable BIOFRONTERA to add [***] Italy, as MANUFACTURER to BIOFRONTERA's Dossier for the Product. Any such documentation shall be provided by MIDAS as soon as it is available at MIDAS without delay.

4.4	Upon request of BIOFRONTERA, MIDAS shall submit reasonable quantities of working standards and reference impurities of the API to BIOFRONTERA at its own cost, if such standards or reference materials are not elsewhere commercially available.

4.5	MIDAS shall file and maintain the ASMF and DMF and comply with all obligations as ASMF- and DMF holder according to relevant laws. After termination of this contract, MIDAS shall maintain the ASMF and DMF active as long as BIOFRONTERA has PRODUCT manufactured with MIDAS API on the market and the associated change/variation is approved.

4.6	MIDAS shall provide the Applicant's Part of the ASMF or a copy of the CEP for the API to BIOFRONTERA. MIDAS shall file the Restricted Part with the Health Authorities or fill in the declaration of access box of the CEP and issue the requested Letters of Access and Letters of Commitment, if necessary. Furthermore, MIDAS shall submit the US-DMF for the API to FDA in USA and provide BIOFRONTERA with a Letter of Authorisation.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

4.7	MIDAS agrees to commit MANUFACTURER to not make any change in the manufacturing and/or testing processes for the API set out in the ASMF and/or US-DMF which is referred to in the registration dossiers and/or the Marketing Authorisations for the PRODUCT, without the prior written consent of BIOFRONTERA, which may not be unreasonably withheld. MIDAS shall notify BIOFRONTERA in writing of any changes that MANUFACTURER proposes to make to the SPECIFICATION, or the manufacturing procedures, for the APL MIDAS shall deliver with the notice required adequate documentation to enable BIOFRONTERA to determine whether such change requires regulatory notification or approval. As soon as reasonably practicable BIOFRONTERA shall notify MIDAS if the proposed change would require regulatory notification or Approval by the Health Authorities. In the event that any such proposed change would require regulatory notification or approval by the Health Authorities, BIOFRONTERA agrees that it will take the necessary steps to notify the Health Authorities or to obtain regulatory approval as soon as reasonably practicable. Unless and until BIOFRONTERA has obtained regulatory approval for such proposed changes, MIDAS shall commit MANUFACTURER to continue to manufacture the API supplied by MIDAS to BIOFRONTERA in accordance with the provisions of this Agreement, and such API shall conform with the SPECIFICATION and manufacturing processes previously approved.

5.	OBLIGATIONS AND RIGHTS OF BIOFRONTERA

5.1	BIOFRONTERA undertakes to purchase and take at least the Annual Minimum Amount of the API from MIDAS for the Initial Contractual Period.

5.2	Notwithstanding the provision of Section 5.1, BIOFRONTERA at no time shall purchase less than a minimum yearly quantity of API per calendar year as set forth in Annex B to this Agreement ("Minimum Quantity") for the Initial Contractual Period.

5.3	Notwithstanding the foregoing provisions regarding the Annual Minimum Amount and the Minimum Quantity, BIOFRONTERA is only obligated to purchase the Minimum Quantity or Annual Minimum Amount if the MANUFACTURER [***] is registered in the ASMF and DMF by MIDAS and accepted by the European Authorities (EMA) and by US-FDA.

5.4	BIOFRONTERA will order from MIDAS [***] of the validation batches manufactured by [***] for MIDAS as soon as these batches are available. These quantities are part of the Minimum Quantity for 2017. The [***] price shall be [***].

5.5	In the event that BIOFRONTERA omits to purchase from MIDAS (a) its Annual Minimum Amount or (b) the Minimum Quantity, whatever is the larger amount, MIDAS shall be entitled to invoice to BIOFRONTERA the value of the quantities of API not purchased by BIOFRONTERA and falling short of the Annual Minimum Amount or the Minimum Quantity, whatever is the larger amount ("Shortfall Quantity"). The exact value of the Shortfall Quantity shall be calculated by multiplying the Shortfall Quantity with the price of the API that was applicable during the period in which the Shortfall Quantity should have been purchased by BIOFRONTERA.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

5.6	For the avoidance of doubt, BIOFRONTERA wishes to be supplied by the MANUFACTURER [***] for the Initial Contractual Period and shall not be obligated to buy API from MIDAS that has been produced by MANUFACTURER and/or any other Third Party contract manufacturer of MIDAS that is not already known to BIOFRONTERA, registered in the ASMF and/or DMF and accepted by the relevant Health Authority. However, the acceptance and confirmation of any such newly selected manufacturer will not be unreasonably withheld by BIOFRONTERA.

6.	PRICE AND PAYMENT TERMS

6.1	The prices for the API are listed in Annex A to this Agreement and will be fixed in Euro (EUR). The prices are to be understood CPT Switzerland or Germany (INCOTERMS 2010), excluding any fees charged by authorities for or related to the PRODUCT, the API, the ASMF, the DMF and the MANUFACTURER. Should BIOFRONTERA in future require a different delivery destination the Parties will discuss and agree on the respective terms and conditions for such supply. Any fees that are charged by any authority to MIDAS and/or MANUFACTURER and that are related to the use of API by BIOFRONTERA for manufacture, marketing or use of a finished pharmaceutical form within the USA shall be borne by BIOFRONTERA, or in case the respective fee is payable by MIDAS or MANUFACTURER, shall be reimbursed to MIDAS.

However, if charges are due to quality issues or non-compliance issues caused by MIDAS or its MANUFACTURERS then BIOFRONTERA shall not be obliged to absorb such cost.

6.2	BIOFRONTERA shall pay the agreed upon price for the API as invoiced by MIDAS within [***] from date of invoice of MIDAS.

6.3	Should the cost- and/or market situation change considerably to the disadvantage of one of the Parties, the Parties shall solve such a problem in a friendly way, balancing the interests of the Parties.

6.4	As regards the Annual Minimum Amount, BIOFRONTERA undertakes to accept during the Initial Contractual Period a price [***]. Should BIOFRONTERA receive a written quotation for an identical ASMF- or CEP-supported quality of the API offered by an APPROVED COMPETITOR which is more than [***] below the price of MIDAS, BIOFRONTERA shall provide written notice thereof to an independent Third Party, mutually agreed upon and appointed by the Parties hereto, for the purposes of verification and validation of said APPROVED COMPETITOR's offer as bona fide, in particular with regard to the APPROVED COMPETITOR's price and identical quality of the API. If the offer is bona fide, MIDAS shall have the right to match said Third Party price.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

In case MIDAS cannot offer a price which is at [***] higher than the price of the APPROVED COMPETITOR, then BIOFRONTERA is free to purchase the quantities of the API which are offered at such lower price from the APPROVED COMPETITOR. After such quantities are called off from the APPROVED COMPETITOR, BIOFRONTERA shall purchase again the entire demand from MIDAS provided that MIDAS is offering a price which is at maximum five (5) % higher than the price of the APPROVED COMPETITOR.

Solely for avoidance of doubt, in case BIOFRONTERA decides in accordance with the above provision to purchase the API from the APPROVED COMPETITOR and not from MIDAS, MIDAS' obligations under this Agreement, including the obligations mentioned in Clause 4.4 and 4.6, which are considered as accessory obligations in relation to the supply of API, shall not apply during such period.

7.	ORDERS AND DELIVERY

7.1	BIOFRONTERA will provide MIDAS with a [***] rolling forecast starting from the Effective Date whereas the quantities given for the first [***] of such forecast are considered to be firm and binding orders. The forecast has to be updated by BIOFRONTERA every [***]. All delivery schedules are to be mutually agreed upon between the Parties.

7.2	If not previously provided, at the beginning of each new [***] period, according to Clause 7.1, but not later than [***] of such period, BIOFRONTERA shall send to MIDAS written purchase orders covering all quantities of the API of the binding forecast.

7.3	MIDAS shall accept such orders within [***] from receipt of such orders. In case MIDAS does not comment on the received orders within such period, MIDAS shall be deemed to have accepted the orders.

7.4	MIDAS shall deliver the API on orders accepted by MIDAS to BIOFRONTERA or its contract manufacturers according to the SPECIFICATION and in containers suitable for storage and transportation of APls. Delivery shall take place CPT Germany or Switzerland {INCOTERMS 2010), as indicated by BIOFRONTERA.

7.5	The standard delivery time from stock is [***] after receipt of the BIOFRONTERA's written order by MIDAS. Production campaign planning will be done based on forecast provided by BIOFRONTERA according to Clause 7.1 Should MIDAS expect delays in delivery times or have general delivery problems, MIDAS will immediately inform BIOFRONTERA thereof.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

7.6	Should MIDAS not be in a position to supply the quantities ordered by BIOFRONTERA at the right time or in the agreed upon quality BIOFRONTERA will be free to buy from another source to prevent an out of stock situation, until MIDAS has remedied its deficiencies. In this case, both Annual Minimum Amount and Minimum Quantity will be reduced accordingly.

7.7	The risk of loss of the API will pass pursuant to the agreed upon delivery terms according to INCOTERMS 2010.

7.8	Notwithstanding the delivery and the passing of risk in the API or any other provision of these conditions, the property in the APls shall not pass to BIOFRONTERA until MIDAS has received payment in full for the price of the respective delivery of the API. BIOFRONTERA is entitled to resell the delivered goods in the regular course of business. However, BIOFRONTERA shall, at the time of conclusion of such contract, transfer to MIDAS any and all outstanding claims up to the amount of MIDAS's outstanding payment claims, independent of whether the goods delivered by MIDAS are sold without or after being further processed. BIOFRONTERA remains authorized to collect the debts from its respective debtors even after transfer of such claims to MIDAS. Notwithstanding the above, MIDAS shall also be entitled to collect such debts itself. MIDAS undertakes not to collect such debt as long as BIOFRONTERA complies with its payment obligations towards MIDAS. In case of breach of payment obligations by BIOFRONTERA, MIDAS shall be entitled to demand from BIOFRONTERA to reveal to MIDAS the transferred claims and the corresponding debtor and all necessary information and documentation. In addition BIOFRONTERA shall notify the debtors of the assignment of its claims to MIDAS.

8.	DEFECTS

8.1	Any complaint regarding obvious qualitative defaults, detectable by a visual inspection, including the taking and analysing of random samples, and/or quantitative shortcomings of the API shall be made in writing by BIOFRONTERA to MIDAS immediately after their discovery, at the latest within [***] Days after receipt of the API. BIOFRONTERA shall simultaneously send samples of the faulty API to MIDAS. If BIOFRONTERA fails to notify MIDAS within such period, BIOFRONTERA shall be deemed to have given his unqualified acceptance regarding the consignment.

8.2	In case of any hidden defects, complaints shall be raised by BIOFRONTERA immediately, but not later than [***] after their discovery in writing.

8.3	Claims pursuant to Section 8.2 are time-barred after [***], counted from the delivery of the API to BIOFRONTERA. If BIOFRONTERA fails to notify MIDAS of any hidden defects within the period pursuant to Section 8.2, BIOFRONTERA shall be deemed to have given his unqualified acceptance regarding the consignment.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

8.4	In case of timely and justified claims, MIDAS shall have the following options and BIOFRONTERA's rights against MIDAS shall be restricted to the following:

a)	In case of short delivery MIDAS shall use all commercially reasonable efforts to deliver the missing quantities within the shortest reasonable period of time.

b)	In all other cases MIDAS shall (i) replace those quantities of the API which are found to be defective, as long as the performance of such replacement is not impossible, or (ii) in case the performance of such replacement is impossible or only possible at disproportionate costs, MIDAS shall, at its own option, take back the API which is not in accordance with the SPECIFICATION and refund the purchase price to BIOFRONTERA.

8.5	It is hereby agreed that in the case that MIDAS does not acknowledge the defect of the API, which BIOFRONTERA has found to be defective; the Parties shall endeavour to settle such disagreement amicably and constructively between themselves. In the event that they fail to agree within [***] after receipt of the notice of defects, the Parties agree to nominate an independent, reputable laboratory, acceptable to all Parties, which shall examine representative samples taken from such consignment, using the methods of analysis indicated in the specification, and the result shall be binding for all Parties. The charges for such examination shall be borne by the Party found to be at fault. Substitute deliveries on the basis of complaints subsequently recognised as not justified will be invoiced to BIOFRONTERA by MIDAS.

9.	LIABILITY

9.1	Unless otherwise provided for in this Agreement, the Parties' liability towards each other in case of simple negligence (/eichte Fahrlassigkeit) shall be excluded. The Parties' liability to each other in case of damages and losses resulting from gross negligence (grobe Fahrlassigkeit) shall be limited to direct losses, excluding in particular any indirect, punitive or consequential damages or loss of profits, whether based on contract or tort, or arising under applicable law or otherwise.

9.2	The limitation of liability set forth in this Section 9 shall not apply to the injury to life, limb or health; or to the intentionalviolation of the obligations of this Agreement by a Party.

9.3	All defect and liability claims arising from this contract are subject, to the extent legally possible, to a limitation period of [***] from statutory commencement of the limitation period. The running of the limitation period shall not be suspended or interrupted due to the Parties' negotiation of the claim or the claim's circumstances, unless otherwise agreed in writing.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

10.	FORCE MAJEURE

Any delay in the performance of any of the duties or obligations of either Party caused by an event outside the affected Party's reasonable control including those events affecting suppliers of such Party, shall not be considered a breach of this Agreement and the time required for the performance shall be extended for a period equal to the period of such delay. The Party so affected shall give prompt notice to the other Party of such cause, and shall take whatever reasonable steps are appropriate in that Party's discretion to relieve the effect of such cause as rapidly as possible. Should one of the Parties be prevented from fulfilling its contractual obligations for more than [***] due to Force Majeure, the other Party shall be entitled to terminate this Agreement irrespective of the general provisions providing for termination in Section 14.

11.	CONFIDENTIALITY

11.1	Neither Party shall disclose any Confidential Information to third parties without the prior written consent of the respective disclosing party of such Confidential Information. However, BIOFRONTERA may disclose Confidential Information received from MIDAS to the appropriate regulatory authorities and to its licensees, provided a corresponding confidentiality agreement has been concluded between MIDAS and/or BIOFRONTERA and the respective licensees beforehand. In addition, MIDAS shall be entitled to disclose Confidential Information received from BIOFRONTERA to MANUFACTURER, provided a corresponding confidentiality agreement has been concluded between MIDAS and MANUFACTURER beforehand.

11.2	The above mentioned obligation shall not apply or shall cease to apply to any information which:

a)	is in the public domain at the time of disclosure;

b)	is published or otherwise becomes part of the public domain through no fault of the receiving party;

c)	is known to the receiving party before receipt thereof under this Agreement, as shown by prior written records;

d)	becomes available from a Third Party which is not known by receiving party to be prohibited from disclosing such information by contractual or legal obligation to the disclosing Party; or

e)	has to be revealed according to a court decision or an administrative order.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

11.3	This confidentiality obligation will continue for a period of [***] after the termination date of this Agreement. None of the Parties shall be required to disclose to any of the other Parties any information known to be property of, or obtained under obligations of secrecy from a Third Party.

12.	INDEMNIFICATION

12.1	MIDAS shall defend, indemnify and hold BIOFRONTERA harmless from any Third Party claim or suit resulting from the use or application of the PRODUCTS, (i) if such loss or damage is due to a breach of warranties of MIDAS under this Agreement, (ii) is solely due to the API supplied by MIDAS not being in conformity with the Specifications, or (iii) is due to any grossly negligent or intentionally wrongful breach, error or omission of contractual obligations of MIDAS under this Agreement.

12.2	BIOFRONTERA shall defend, indemnify and hold MIDAS harmless from any third Party claim or suit on for loss or damages, (i) resulting from a breach of warranties of BIOFRONTERA under this Agreement, (ii) resulting from the manufacture, marketing, use or application of the PRODUCT, (iii) resulting from any grossly negligent or intentionally wrongful breach, error or omission of BIOFRONTERA in performing its contractual obligations under this Agreement, or (iv) resulting from any alleged or proven infringements of Third Party intellectual property rights by the marketing, use or application of PRODUCTS, unless such damages result solely from the breach of this Agreement by MIDAS or are otherwise covered by the indemnity clause of Section 12.1above.

12.3	Any Party seeking to be indemnified by virtue of this Agreement shall notify the Party from which indemnification is sought promptly in writing of any and all respective claims, actions and proceedings made or instituted against it.

12.4	Each Party (the Indemnified Party) shall conduct its own defence against Third Party claims for which it seeks indemnification from the other Party {the Indemnifying Party) under this Agreement, but shall make sure that the Indemnifying Party obtains access to all documentation related to the case, and is allowed to participate in defending the case. The Indemnifying Party shall be entitled, but under no obligations, to assist the Indemnified Party's defence in the respective case to the extend as it may deem the Indemnifying Party appropriate under the circumstances. The Indemnified Party will not agree to any settlement without the Indemnifying Party's prior written consent.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

13.	INSURANCE

Both Parties undertake to obtain and to maintain during the term of this Agreement and [***] after its termination or expiry in full force and effect a valid commercial general liability insurance with a reasonable coverage. Upon request of the other Party, each Party shall forward the other Party a copy of the respective insurance policy.

14.	TERM AND TERMINATION

14.1	This Agreement shall be initially valid for a period commencing on the Effective Date and ending on 31 December 2021 ("Initial Contractual Period").

14.2	After the Initial Contractual Period this Agreement shall be automatically renewed for further periods of two (2) years each, unless either Party gives the other a six (6) month notice of termination prior to the end of the Initial Contractual Period or any prolongation period.

14.3	Without prejudice to Section 14.2, this Agreement may be terminated by either Party for an important reason without observing a period of notice.

An important reason would be in particular:

a)	debt settlement proceedings (in particular insolvency) are instituted against the assets of the other Party or an application is filed in this respect and, despite specific request, the other Party cannot prove within a reasonable period of time that such application is obviously without foundation;

b)	the other Party commits a Material Breach notwithstanding a warning letter admitting the Party in breach a [***] period to cure such Material Breach.

14.4	All notices of termination have to be made in writing, shall be delivered by prepaid registered Airmail or personal courier. A termination notice issued by the terminating Party shall become effective on the date of receipt by the other Party.

15.	ASSIGNMENT

15.1	Subject to the other terms of this Agreement, neither Party shall have the right or the power to assign any of its rights, or delegate or subcontract the performance of any of its obligations under this Agreement, without the prior written authorization of the other Party, such written authorization not to be unreasonably withheld or delayed.

15.2	The prior written authorization of the other Party shall not be required for a Party to assign its rights and delegate its obligations hereunder, in whole or in part, to an Affiliate.

15.3	In case of an assignment to an Affiliate the assigning Party shall notify the other Party in writing of the extent of the assignment of contractual rights and obligations to the Affiliate, and whether the Affiliate shall be entitled to directly invoice any contractual services to the other Party due to the assignment.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

16.	LEGAL SUCCESSOR

This Agreement shall be binding on and shall inure to the benefit of the Parties and their legal successors. Each Party shall commit its respective successor to enter into and therefore become a new Party to this Agreement.

17.	DISPUTE RESOLUTION

17.1	This Agreement shall be governed and construed in accordance with the laws of Germany without giving effect to the choice of laws principles thereof which would result in the application of the laws of another jurisdiction. The Convention on Contracts for the International Sales of Goods (CISG 1980) shall not apply.

17.2	Any disputes arising between the Parties out of or in connection with this Agreement (including, without limitation, any questions regarding its existence, validity or termination) which cannot be solved by the Parties using their best efforts shall be subject to the courts having jurisdiction over Cologne, Germany.

18.	NOTICES

Unless otherwise provided for herein, any notice required to be given under this shall be in writing and shall be given by facsimile, personal delivery or by prepaid registered mail addressed as follows:

Biofrontera Pharma GmbH
Hemmelrather Weg 201
D-51377 Leverkusen
Germany
[***]
Tel.: [***]
Fax.: [***]
Email: [***]

Midas Pharma GmbH
Rheinstraße 49
D-55218 lngelheim
Germany
[***]
Tel.: [***]
Fax.: [***]
Email: [***]
or at such other address as such Party has advised the other Parties of in writing.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

19.	MISCELLANEOUS

19.1	If, at any time, any provision of this Agreement is or becomes unenforceable in any respect under the laws of the applicable jurisdiction, the remaining provisions of this Agreement shall remain unaffected thereby. The Parties shall negotiate in good faith and replace the invalid or unenforceable provision by a valid and enforceable provision, which comes closest to the original intention of the Parties.

19.2	This Agreement, including the Annex(es) referred to in this Agreement, shall constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and shall supersede all previous negotiations, agreements, and commitments, whether written or unwritten, with respect to such subject matter.

19.3	No failure of any Party to exercise any power given it under this Agreement, or to insist upon strict compliance with any provision of this Agreement, and no custom or practice of the Parties at variance with the terms of this Agreement shall constitute a waiver of any Party's right to demand strict compliance with the terms of this Agreement.

19.4	All clauses and articles herein were negotiable and negotiated between the Parties without any restriction or limitation. They were left to the free and unrestricted negotiations of the Parties and reflect the result of such negotiations.

19.5	Modifications to the provisions set forth in this Agreement must be confirmed and accepted in writing by duly authorised officers of all Parties. Any oral modification of this section shall be void.

19.6	Headings contained herein are for convenience and reference only and shall not control the interpretation of any term or provision of this Agreement.

19.7	The Parties agree to inform their respective Affiliates of the existence of this Agreement and to commit those Affiliates to respect this Agreement and not to circumvent it by entering into other agreements contradicting the content of this Agreement.

19.8	If not otherwise provided for herein, the Sections 9 (Liability), 11 (Confidentiality), 12 (Indemnification) and 17 (Dispute Resolution) shall survive the termination of this Agreement.

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives.

	Biofrontera Pharma GmbH	Midas Pharma GmbH

Date:	20.12.2016	22.12.2016
Name:	[***]	[***]
Title:	Chief Executive Officer	Managing Director

Signature:	/s/[***]	/s/[***]

Date:	20.12.2016	22.12.2016
Name:	[***]	[***]
Title:	Vice President Controlling	Head of Marketing & Sales NCE – Ims

Signature:	/s/[***]	/s/[***]

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

Annex A

to the SUPPLY AGREEMENT

by and between BIOFRONTERA and MIDAS

Price according to Section 6.1 of this Agreement shall be:

[***]	[***] per annum	at	[***]
[***]	[***] per annum	at	[***]
[***]	[***] per annum	at	[***]

	Biofrontera Pharma GmbH	Midas Pharma GmbH

Date:	20.12.2016	22.12.2016
Name:	Prof. Dr. Hermann Lübbert	Dr. Marcus Stumpf
Title:	Chief Executive Officer	Managing Director

Signature:	/s/[***]	/s/[***]

Date:	20.12.2016	22.12.2016
Name:	Hans-Dieter Stock	Florian Tetzner
Title:	Vice President Controlling	Head of Marketing & Sales NCE – Ims

Signature:	/s/[***]	/s/[***]

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

Annex B

to the SUPPLY AGREEMENT

by and between BIOFRONTERA and MIDAS

Minimum Quantities according to Section 5.2 of this Agreement are:
For 2017: [***]
For 2018 and for each following calendar year: [***]

	Biofrontera Pharma GmbH	Midas Pharma GmbH

Date:	20.12.2016	22.12.2016
Name:	[***]	[***]
Title:	Chief Executive Officer	Managing Director

Signature:	/s/[***]	/s/[***]

Date:	20.12.2016	22.12.2016
Name:	[***]	[***]
Title:	Vice President Controlling	Head of Marketing & Sales NCE – Ims

Signature:	/s/[***]	/s/[***]

Confidential treatment has been requested with respect to the information contained within the [***] marking. Such portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.